Exhibit 99.1

UNITED PARKS & RESORTS INC. ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

ORLANDO, Fla., July 29, 2024 /PRNewswire/ -- United Parks & Resorts Inc. (NYSE: PRKS) (the “Company”), a leading theme park and entertainment company, today announced its preliminary second quarter financial results.

The Company’s financial statements for the three and six months ended June 30, 2024 are not yet complete. Accordingly, the Company is presenting the following preliminary estimates for the three and six months ended June 30, 2024. Given the timing of these estimates, the Company has not completed its customary financial closing and review procedures, and as a result its estimates are subject to change.

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Attendance was approximately 6.2 million guests, an increase from 6.1 million guests from the quarter ended June 30, 2023 (“Q2 2023”).
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Total revenues is expected to be approximately $495-$500 million, compared to $496.0 million in Q2 2023.
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Net income is expected to be approximately $87-$95 million, compared to $87.1 million in Q2 2023.
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Adjusted EBITDA is expected to be approximately $215-$220 million, compared to $224.2 million in Q2 2023.

The Company's financial information is preliminary and unaudited and inherently uncertain and subject to change as the Company completes its financial statements as of and for the three months ended June 30, 2024. The Company’s preliminary results as set forth herein are based on information currently available to management. This preliminary financial data has been prepared by, and is the responsibility of, the Company’s management. In addition, the preliminary estimates are subject to revision as the Company prepares its financial statements and disclosures for the three and six months ended June 30, 2024, and such revisions may be significant. As a result, and in connection with the Company’s quarterly closing and review process for the second quarter of 2024, the Company may identify items that would require adjustments to the preliminary estimates as set forth herein. Accordingly, the final results and other disclosures as of June 30, 2024 and for the three and six months ended June 30, 2024 may differ materially from the preliminary estimated data. The preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 no later than August 9, 2024.

Statement Regarding Non-GAAP Financial Measures

This release and accompanying financial statement tables include Adjusted EBITDA, a non-GAAP financial measure, which is not a recognized term under GAAP, should not be considered in isolation or as a substitute for a measure of financial performance or liquidity prepared in accordance with GAAP and is not indicative of net income or loss or net cash provided by operating activities as determined under GAAP.

Adjusted EBITDA has limitations that should be considered before using the measure to evaluate a company's financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.

Management believes the presentation of Adjusted EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of the Company's underlying operating performance. Management uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company's industry, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate companies in the industry.

About United Parks & Resorts Inc.

United Parks & Resorts Inc. (NYSE: PRKS) is a global theme park and entertainment company that owns or licenses a diverse portfolio of award-winning park brands and experiences, including SeaWorld®, Busch Gardens®, Discovery Cove, Sesame Place®, Water Country USA, Adventure Island, and Aquatica®. The Company's seven world-class brands span 13 parks in seven markets across the United States and Abu Dhabi, offering experiences that matter with exhilarating thrill and family-friendly rides, coasters, and experiences, inspiring up-close and educational presentations with wildlife, and other various special events throughout the year. In addition, the Company collectively cares for one of the largest zoological collections in the world, is a global leader in animal welfare, training, and veterinary care, and is one of the leading marine animal rescue organizations in the world with a legacy of rescuing and caring for animals that spans nearly 60 years, including coming to the aid of over 41,000 animals in need. To learn more, visit www.UnitedParks.com.

Copies of this and other news releases as well as additional information about United Parks & Resorts Inc. can be obtained online at www.unitedparks.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond the Company's control adversely affecting attendance and guest spending at the Company's theme parks, including, but not limited to, weather, natural disasters, labor shortages, inflationary pressures, supply chain delays or shortages, foreign exchange rates, consumer confidence, the potential spread of travel-related health concerns including pandemics and epidemics, travel related concerns, adverse general economic related factors including increasing interest rates, economic uncertainty, and recent geopolitical events outside of the United States, and governmental actions; failure to retain and/or hire employees; a decline in discretionary consumer spending or consumer confidence, including any unfavorable impacts from Federal Reserve interest rate actions and inflation which may influence discretionary spending, unemployment or the overall economy; the ability of Hill Path Capital LP and its affiliates to significantly influence the Company's decisions and their interests may conflict with ours or yours in the future; increased labor costs, including minimum wage increases, and employee health and welfare benefit costs; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups before government regulators and in the courts; activist and other third-party groups and/or media can pressure governmental agencies, vendors, partners, guests and/or regulators, bring action in the courts or create negative publicity about us; incidents or adverse publicity concerning the Company's theme parks, the theme park industry and/or zoological facilities; a significant portion of the Company's revenues have historically been generated in the States of Florida, California and Virginia, and any risks affecting such markets, such as natural disasters, closures due to pandemics, severe weather and travel-related disruptions or incidents; technology interruptions or failures that impair access to the Company's websites and/or information technology systems; cyber security risks to us or the Company's third-party service providers, failure to maintain or protect the integrity of internal, employee or guest data, and/or failure to abide by the evolving cyber security regulatory environment; inability to compete effectively in the highly competitive theme park industry; interactions between animals and the Company's employees and the Company's guests at attractions at the Company's theme parks; animal exposure to infectious disease; high fixed cost structure of theme park operations; seasonal fluctuations in operating results; changing consumer tastes and preferences; inability to grow the Company's business or fund theme park capital expenditures; inability to realize the benefits of developments, restructurings, acquisitions or other strategic initiatives, and the impact of the costs associated with such activities; the effects of public health events on the Company's business and the economy in general; adverse litigation judgments or settlements; inability to protect the Company's intellectual property or the infringement on intellectual property rights of others; the loss of licenses and permits required to exhibit animals or the violation of laws and regulations; unionization activities and/or labor disputes; inability to maintain certain commercial licenses; restrictions in the Company's debt agreements limiting flexibility in operating the Company's business; inability to retain the Company's current credit ratings; the Company's leverage and interest rate risk; inadequate insurance coverage; inability to purchase or contract with third party manufacturers for rides and attractions, construction delays or impacts of supply chain disruptions on existing or new rides and attractions; environmental regulations, expenditures and liabilities; suspension or termination of any of the Company's business licenses, including by legislation at federal, state or local levels; delays, restrictions or inability to obtain or maintain permits; inability to remediate an identified material weakness; financial distress of strategic partners or other counterparties; tariffs or other trade restrictions; actions of activist stockholders; the policies of the U.S. President and his administration or any changes to tax laws; changes or declines in the Company's stock price, as well as the risk that securities analysts could downgrade the Company's stock or the Company's sector; risks associated with the Company's capital allocation plans and share repurchases, including the risk that the Company's share repurchase program could increase volatility and fail to enhance stockholder value, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.unitedparksinvestors.com).

CONTACT:

Investor Relations Inquiries:
Matthew Stroud
Investor Relations
888-410-1812

Investors@unitedparks.com

Media:

Libby Panke

FleishmanHillard

(314) 719-7521

Libby.Panke@fleishman.com

UNITED PARKS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,		Last Twelve Months Ended June 30,
	2024	2023	2024	2023	2024
Net income	$87-$95	$87	$76-$84	$71	$240-$248
Provision for income taxes	31-33	31	25-27	23	81-83
Interest expense	39-40	37	78-79	73	151-152
Loss on early extinguishment of debt and write-off of discounts and debt issuance costs (a)	2-3	—	2-3	—	2-3
Depreciation and amortization	40	38	79	75	158
Equity-based compensation expense (b)	3	4	7	9	16
Loss on impairment or disposal of assets and certain non-cash expenses (c)	2	11	8	14	25
Business optimization, development and strategic initiative costs (d)	4-5	12	7-8	22	20-21
Certain investment costs and other taxes (e)	1	—	4	—	6
COVID-19 related incremental costs (f)	1	4	2	8	3
Other adjusting items (g)	2	—	3	2	6
Adjusted EBITDA (h)	$215-$220	$224	$294-$299	$297	$711-$716
Items added back to Covenant Adjusted EBITDA as defined in the Debt Agreements:
Estimated cost savings (i)					$17-$19
Other adjustments as defined in the Debt Agreements (j)					$7-$9
Covenant Adjusted EBITDA (k)					$735-$744

Note: Columns may not foot due to rounding

(a) Reflects a loss on early extinguishment of debt and write-off of discounts and debt issuance costs associated with the Company's Refinancing Transactions in the second quarter.

(b) Reflects non-cash equity compensation expenses and related payroll taxes associated with the grants of equity-based compensation.

(c) Reflects primarily non-cash expenses related to miscellaneous fixed asset disposals including asset write-offs and costs related to certain rides and equipment which were removed from service. Includes non-cash self-insurance reserve adjustments of: (i) approximately $4.6 million for the six months ended June 30, 2024; (ii) approximately $9.4 million for the twelve months ended June 30, 2024, respectively; and (iii) approximately $4.7 million and $7.0 million for the three and six months ended June 30, 2023, respectively.

(d) For the three, six, and twelve months ended June 30, 2024, reflects business optimization, development and other strategic initiative costs primarily related to: (i) $2.0 million, $3.7 million, and $12.8 million, respectively of other business optimization costs and strategic initiative costs and (ii) $1.5 million, $3.0 million, and $5.9 million, respectively of third-party consulting costs. Reflects business optimization, development and other strategic initiative costs primarily related to: (i) $11.2 million and $14.0 million of third-party consulting costs for the three and six months ended June 30, 2023, respectively, and (ii) $6.2 million of other business optimization costs and strategic initiative costs for the six months ended June 30, 2023.

(e) For the three, six and twelve months ended June 30, 2024, primarily relates to expenses associated with a stockholders agreement amendment proposal and a share repurchase proposal.

(f) Primarily reflects costs associated with certain legal matters and nonrecurring contractual liabilities related to the previously disclosed temporary COVID-19 park closures.

(g) Reflects the impact of expenses, net of insurance recoveries and adjustments, incurred primarily related to certain matters, which we are permitted to exclude under the credit agreement governing our Senior Secured Credit Facilities due to the unusual nature of the items.

(h) Adjusted EBITDA is defined as net income (loss) before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items as described above.

(i) The Company’s debt agreements permit the calculation of certain covenants to be based on Covenant Adjusted EBITDA for the last twelve-month period further adjusted for net annualized estimated savings we expect to realize over the following 24-month period related to certain specified actions, including restructurings and cost savings initiatives. These estimated savings are calculated net of the amount of actual benefits realized during such period. These estimated savings are a non-GAAP Adjusted EBITDA add-back item only as defined in the Company’s debt agreements and does not impact its reported GAAP net income (loss).

(j) The Company’s debt agreements permit the calculation of certain covenants to be based on Covenant Adjusted EBITDA for the last twelve-month period further adjusted for certain costs as permitted by Company’s debt agreements including recruiting and retention expenses, public company compliance costs and litigation and arbitration costs, if any.

(k) Covenant Adjusted EBITDA is defined in the Company’s debt agreements as Adjusted EBITDA for the last twelve-month period further adjusted for net annualized estimated savings among other adjustments as described in footnotes (i) and (j) above.